April 22, 2026 First Quarter 2026 Earnings Call Presentation

Disclaimer Forward-Looking Statements Statements in this presentation regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this presentation should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to amend our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, volatile interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and managing the risks, regulatory uncertainty and operational impacts associated with impact of generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; the impact of a failure in, or breach of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise and, separately, the recent shutdown of the U.S. federal government);; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, and legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. 2 Use of Non-GAAP Financial Measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value per share, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively. The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets net of deferred tax liability ("DTL") and preferred stock. The Company calculates tangible book value per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity to tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation in the Appendix of this slide presentation. The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.

Agenda 3 Chuck A. Williams Chairman & CEO Kevin J. Comps President Bradley T. Howes Executive Vice President and CFO • Formal Remarks • Chuck Williams, Chairman & CEO • Kevin Comps, President • Bradley Howes, CFO • Question and Answer Session

Delivering Strong Performance Despite Economic Volatility 4 $15.0 $18.0 $20.1 $18.4 $21.7 $0 $5 $10 $15 $20 $25 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 M ill io ns Net Income available to common stockholders $14.17 $14.67 $15.23 $15.74 $16.35 $13.00 $13.50 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Tangible book value per share (1) (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the Appendix of this slide presentation.

First Quarter 2026 Highlights (compared to prior quarter) 5 Earnings • Net income to common stockholders of $21.7 million • $0.62 per diluted share Performance Ratios • Return on average assets (annualized) of 1.28% • Return on average equity (annualized) of 15.32% • Return on average tangible common equity (annualized) (1) of 15.71% • Efficiency ratio (2) of 54.30% Portfolio Growth • Mortgage Purchase Program (“MPP”) growth of $435.7 million, or 51% annualized, net of balances participated to other institutions totaling $412.7 million at period end • All-in-One (3) growth of $28.0 million, or 15% annualized Deposit Growth • Total deposit growth of $131.8 million, or 11% annualized • Reduced wholesale funding ratio to 62.94%, from 64.60% in prior quarter (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the Appendix of this slide presentation. (2) Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income. (3) First-lien home equity lines which are tied seamlessly to a demand deposit sweep account (we commonly refer to these loans as “All-in-One” or “AIO” loans). • Equity to assets of 7.98% • Book value per share of $17.10 • Tangible book value per share of $16.35 (1), annualized growth of 15.5% Capital

6 Mortgage Purchase Program (MPP) Period Ending Outstanding MPP Balances($ in millions) $1,566.0 $1,671.8 $1,710.8 $2,468.2 $2,891.7 $3,364.9 $3,424.9 $3,860.7 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 First Quarter 2026 Highlights Total loans funded (purchased) $11.2 billion Total loans sold $10.7 billion # of new loans purchased 22,802 Average monthly participations $214.1 million Loan yield 6.59% Fee-adjusted yield (1) 6.82% (1) Fee-adjusted yield calculated as interest income plus all fees, including from participations, divided by average balances held by Northpointe. Program Overview  National mortgage purchase program (warehouse lending)  Purchase program available to Mortgage Bankers nationwide  Aggregated purchased loans are typically sold into the marketplace within 30 days  Proprietary tech stack  Highly efficient, scalable business model with compelling returns

Retail Banking

1 Residential Lending

- National distributed retail mortgage franchise
- Consumer direct and traditional retail, with 123 mortgage originators across 24 states
- Best-in-class product offerings nationwide
- Approved Fannie Mae, Freddie Mac and Ginnie Mae seller in 50 states and D.C.
- Vast majority of production is sold in the secondary market
- Specialize in first-lien home equity lines tied seamlessly to demand deposit sweep account

Q1 2026 Highlights

$17.8M *Net gain on sale of loans* [(1)]	**$693.7M** *Residential mortgage originations*
$28.0M *AIO loan growth*	**7.02%** *AIO loan yield* [(2)]

2 Digital Deposit Banking

- Direct to customer deposit platform and product suite
- Digital delivery of retail deposit banking nationwide
- Single-branch operation in Grand Rapids, Michigan
- Simple online account opening experience with user-friendly features
- Deposit customer focus tied to Balance Sheet funding strategy

Q1 2026 Highlights

$5.0B *Total deposits*	**$277.2M** *Non-interest bearing demand*
$28.7K *Average retail depositor balance*	**6.59%** *Liquidity ratio* [(3)]

3 Specialized Mortgage Servicing

- Focus on servicing first-lien home equity lines tied seamlessly to demand deposit sweep account
- Rating agency (Fitch) approved servicer for securitized loans
- Approved servicer and sub-servicer for Fannie Mae, Freddie Mac, FHLB, Ginnie Mae, and various private investors
- Approved to accept and hold custodial deposits

Q1 2026 Highlights

$2.2M *Loan servicing fees* [(4)]	**$5.2B** *UPB of loans serviced for others*
15.9K *# of loans serviced*	**$538.1M** *Custodial deposits* [(5)]

(1) Excludes increases or decreases related to change in fair value of loans held for investment and lender risk account ("LRA"), see slide 13 for more detail.
(2) Loan yield excludes loan fees, including origination fees, discount fees, processing fees, and new account fees.
(3) Liquidity ratio defined as cash and cash equivalents divided by total assets.
(4) Excludes gain or loss from change in fair value of MSR.
(5) Includes custodial deposits for both loans we service and loans we do not service.

Northpointe

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Allowance for Credit Losses (“ACL”) and Net Charge-off Ratio 8 Asset Quality First Quarter 2026 Metrics ACL to loans held for investment 0.15% ACL to non-accrual loans 12.07% ACL to non-accrual loans (excl. guaranteed) (1) 17.67% NPAs to total assets 1.23% NPAs to total assets (excl. guaranteed) (1) 0.86% Net charge-offs $0.3 million ($ in millions) Overview  Strong underwriting and diligent risk controls with low history of losses  High-quality, seasoned residential mortgage loan portfolio  Average LTV (with insurance) of 72%, FICO of 751, and DTI of 35%  Sophisticated and granular loan-level allowance methodology  Credit quality improved from prior quarter  Net charge-offs decreased by $0.9 million from prior quarter  Non-performing assets decreased by $2.0 million and loans past due 31-89 days decreased by $6.5 million from prior quarter $12.3 $12.4 $12.3 $10.4 $9.7 0.02% 0.04% 0.07% 0.08% 0.02% 0.00% 0.20% 0.40% 0.60% 0.80% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2025 ACL Annualized net charge-offs to average loans held for investment (1) Ratio excludes non-performing loans wholly or partially insured by the U.S. Government.

9 Summary Income Statement ($ in 000s, except per share data) Q1 2026 Q4 2025 Q1 2025 Interest income $ 101,503 $ 106,123 $ 79,150 Interest expense 60,230 62,626 48,761 Net interest income before provision 41,273 43,497 30,389 Provision (benefit) for credit losses and unfunded commitments (445) (608) 1,295 Net interest income after provision 41,718 44,105 29,094 Non-interest income 22,145 21,640 22,873 Non-interest expense 34,435 33,777 29,372 Income before income taxes 29,428 31,968 22,595 Income tax expense 7,274 8,325 5,348 Net Income 22,154 23,643 17,247 Preferred stock dividends 453 5,247 2,206 Net Income Available To Common Stockholders $ 21,701 $ 18,396 $ 15,041 Basic Earnings Per Share $ 0.63 $ 0.53 $ 0.50 Diluted Earnings Per Share $ 0.62 $ 0.52 $ 0.49 For the Quarter Ended

Summary Balance Sheet

($ in 000s, except per share data)	For the Quarter Ended Q1 2026	Q4 2025	Q1 2025
ASSETS:			
Total Assets	**$ 7,395,877**	**$ 7,022,825**	**$ 5,859,655**
Cash and cash equivalents	487,617	496,459	321,499
Securities	86,332	86,194	79,493
Loans held for sale, at fair value	297,243	309,213	207,633
Gross loans held for investment	6,411,197	6,021,527	5,147,170
Allowance for credit losses	(9,700)	(10,435)	(12,315)
Net loans held for investment	6,401,497	6,011,092	5,134,855
Mortgage servicing rights	20,608	17,048	15,492
Other assets	102,580	102,819	100,683
LIABILITIES AND EQUITY:			
Total Liabilities	**$ 6,805,884**	**$ 6,453,783**	**$ 5,273,133**
Deposits	5,001,417	4,869,667	3,822,622
Borrowings	1,631,496	1,439,500	1,371,158
Subordinated debentures	111,872	91,915	24,159
Subordinated debentures issued through trusts	5,000	5,000	5,000
Other liabilities	56,099	47,701	50,194
Total Stockholders' Equity	**$ 589,993**	**$ 569,042**	**$ 586,522**
RATIOS AND PER SHARE METRICS:			
Equity / assets	7.98%	8.10%	10.01%
Tangible common equity / tangible assets (1)	7.63%	7.73%	8.30%
Loans / deposits	128.19%	123.65%	134.65%
Liquidity ratio (2)	6.59%	7.07%	5.49%
Wholesale funding ratio (3)	62.94%	64.60%	66.59%
Book value	$ 17.10	$ 16.50	$ 17.09
Tangible book value (1)	$ 16.35	$ 15.74	$ 14.17

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the Appendix of this slide presentation.
(2) Liquidity ratio defined as cash and cash equivalents divided by total assets.
(3) Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.

Northpointe

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11 Estimated Regulatory Capital Ratios 11.05% 10.89% 10.89% 9.75% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Total Capital (to Risk Weighted Assets) Tier 1 (Core) Capital (to Risk Weighted Assets) CET 1 Capital Ratio (to Risk Weighted Assets) Tier 1 Capital (to Average Assets) Northpointe Bank Regulatory Capital Ratios – At March 31, 2026 (1) (1) Regulatory capital ratios as of March 31, 2026 are estimates, pending completion and filing of the Bank's regulatory reports. 11.44% 9.45% 8.97% 8.46% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Total Capital (to Risk Weighted Assets) Tier 1 (Core) Capital (to Risk Weighted Assets) CET 1 Capital Ratio (to Risk Weighted Assets) Tier 1 Capital (to Average Assets) Northpointe Bancshares, Inc. Regulatory Capital Ratios – At March 31, 2026 (1)

APPENDIX

13 Loan and Deposit Details Loan Portfolio Composition $6.7 billion at March 31, 2026 Deposit Composition $5.0 billion at March 31, 2026 Construction, 0.16% All-in-One (AIO), 11.34% Other Consumer/Home Equity, 0.75% Residential Mortgage, 25.76% Commercial, 0.01% MPP, 57.55% Total Loans Held for Sale (HFS), 4.43% Noninterest- bearing demand, 5.54% Interest- bearing demand, 25.99% Savings & money market, 10.21% Brokered time deposits, 50.86% Other time deposits, 7.40%

14 Fair Value Trends and Net Gain on Sale of Loans Reconciliation (Dollars in thousands) Q1 2026 Q4 2025 Q1 2025 Total net gain on sale of loans 16,547$ 18,306$ 18,587$ Less: change in fair value of loans HFI and LRA 1,221 (1,694) (3,697) Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments 17,768$ 16,612$ 14,890$ (Dollars in thousands) Fair Value Asset Income Statement Category Q1 2026 Q4 2025 Q1 2025 Mortgage servicing rights (MSR) Loan servicing fees 1,322$ (1,101)$ (707)$ Lender risk account (LRA) Net gain on sale of loans (308) 606 829 Loans held for investment (HFI) with fair value accounting Net gain on sale of loans (913) 1,087 2,868 Increase (Decrease) in Fair Value Recorded During Quarter

15 Non-GAAP Reconciliation